Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2011

Revenue from continuing operations for the third quarter of 2011 was $41.4 million, an increase of 57% compared to the third quarter of 2010; Operating income from continuing operations for the third quarter of 2011 was $7.4 million, an increase of 196% compared to the third quarter of 2010. Guidance for full-year 2011 revenue and operating margins increased. Financial results for the period ended September 30, 2011 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, October 27, 2011 - VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the third quarter and nine months ended September 30, 2011.

Revenue from continuing operations for the third quarter of 2011 increased 57% to $41.4 million from $26.3 million in the third quarter of 2010, and for the first nine months of 2011, increased 59% to $119.6 million from $75.0 million for the first nine months of 2010.

Net income from continuing operations for the third quarter of 2011 was $5.9 million, or $0.15 per diluted share, an increase of $3.7 million, or 172%, from $2.2 million, or $0.06 per diluted share, for the third quarter of 2010. Net income from continuing operations for the first nine months of 2011 was $12.9 million, or $0.33 per diluted share, an increase of $8.8 million, or 211%, from $4.2 million, or $0.11 per diluted share, for the comparable period in 2010.

Net income, which includes the impact of our discontinued operations, for the third quarter of 2011 was $2.2 million, or $0.06 per diluted share. Net income for the first nine months of 2011 was $7.4 million, or $0.19 per diluted share. Net income in 2011 included a net loss of $3.7 million and $5.6 million for the three and nine months ended September 30, 2011, respectively, related to DigiNotar B.V., which ceased operations during the third quarter of 2011. DigiNotar B.V. had been acquired in January 2011 and was declared bankrupt on September 20, 2011 by the Haarlem District Court, The Netherlands.

Other Financial Highlights:

•

Gross profit from continuing operations was $27.8 million and $76.1 million for the third quarter and first nine months of 2011, respectively, and was 67% of revenue for the third quarter and 64% of revenue for the first nine months of 2011. Gross profit was $18.5 million, or 71% of revenue, and $52.7 million, or 70% of revenue, for the third quarter and the first nine months of 2010, respectively.

•

Operating expenses from continuing operations for the third quarter and first nine months of 2011 were $20.3 million and $60.4 million, respectively, an increase of 27% from $16.0 million reported for the third quarter of 2010 and an increase of 26% from $47.9 million reported for the first nine months of 2010.

Operating expenses from continuing operations for the third quarter and first nine months of 2011 included $0.9 million and $2.2 million, respectively, of expenses related to stock-based incentives. Operating expenses for the third quarter and first nine months of 2010 included $0.8 million and $1.9 million, respectively, of expenses related to stock-based incentives.

Operating expenses from continuing operations for the third quarter and first nine months of 2011 also included $0.5 million and $1.5 million, respectively, of expenses related to the amortization of purchased intangible assets. Operating expenses for the third quarter of and first nine months of 2010 included $0.1 million and $0.3 million, respectively, of expenses related to the amortization of purchased intangible assets.

•

Operating income from continuing operations for the third quarter and first nine months of 2011 was $7.4 million and $15.7 million, respectively, an increase of $4.9 million, or 196%, from $2.5 million reported for the third quarter of 2010 and an increase of $10.9 million, or 227%, from $4.8 million reported for the first nine months of 2010. Operating income from continuing operations, as a percentage of revenue, for the third quarter and first nine months of 2011 was 18% and 13%, respectively, compared to 10% and 6% for the comparable periods in 2010.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $8.0 million and $18.8 million for the third quarter and first nine months of 2011, respectively, an increase of 122% from $3.6 million reported for the third quarter of 2010 and an increase of 156% from $7.3 million reported for the first nine months of 2010.

•	Net cash balances at September 30, 2011 totaled $77.5 million compared to $84.6 million and $85.5 million at June 30, 2011 and December 31, 2010, respectively.

Operational and Other Highlights:

•

VASCO and Option, a wireless technology company, announce a partnership to co-develop and bring to market Cloudkey®, a mobile security solution that provides simple and secure access to cloud applications and data.

•	VASCO launches IDENTIKEY Server 3.3 with PCI DSS compliancy.

•	VASCO strengthens presence on US West Coast with San Mateo office.

•	VASCO launched DIGIPASS as a Service on Salesforce.com’s AppExchange.

Guidance for full-year 2011:

VASCO is revising its guidance for the full-year 2011 as follows:

•

Revenue growth from continuing operations is projected to be in the range of 45% to 55% for the full-year 2011 over full-year 2010, as compared to expected full-year revenue growth of more than 40% announced at the end of the second quarter of 2011; and

•

Operating margins from continuing operations, excluding expenses related to the amortization of acquisition-related intangible assets, for full-year 2011 are projected to be in the range of 13% to 16% of revenue, compared to 8% to 12% of revenue announced at the end of the second quarter of 2011.

“Revenues for the third quarter of 2011 were the second highest in our company’s history and were second only to the previous quarter of 2011,” stated T. Kendall Hunt, Chairman & CEO. “Revenues from both the banking and enterprise and application security markets increased substantially over the same periods in 2010. While we were disappointed with the closure of the DigiNotar business, we believe that VASCO’s customers understand that the certificate authority business of DigiNotar was separate and distinct from our core authentication business. We continue to experience strong order intake for our authentication products and expect to show strong growth in the fourth quarter of 2011 over 2010.”

“The results of the third quarter indicate that we are making progress in a number of important areas,” said Jan Valcke, VASCO’s President and COO. “Revenue from the banking market grew in most all of our geographic markets, including the European market where the concerns related to sovereign debt have been highly publicized. In addition, we saw strong orders from and shipments to customers in the enterprise and application security market. Our gross margins as a percentage of revenue also showed substantial improvement over earlier quarters of 2011. The improvement in the margin rate can be attributed to shipping orders to a broader base of banking customers, an improved mix of our business associated with the growth in revenues from the enterprise and application security market and improvements we have made in our production scheduling that allows us to reduce our overall freight costs.”

Cliff Bown, Executive Vice President and CFO added, “During the third quarter of 2011 our balance sheet remained strong. Our cash balances decreased $7.1 million, or approximately 8%, from June 30, 2011 as we invested in higher levels of inventory to meet the expected demand in the fourth quarter and carried increased receivables related to the strong sales in the third quarter. Our total working capital increased $5.3 million, or 6%, from June 30, 2011 to $99.2 million. The decline in cash also reflected the strengthening of the U.S. dollar compared to other key currencies. The U.S. dollar strengthened approximately 6% to 7% during the third quarter when compared to the Euro and Swiss Franc.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 27, 2011, at 10:00 a.m. EDT - 15:00h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the third quarter and nine months ended September 30, 2011.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: +1 800-772-4206

International: +1 212-231-2915

And mention VASCO to be connected to the conference call.

The conference call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the conference call in order to download and install any necessary software. The recorded version of the conference call will be available on the VASCO website 24 hours a day for approximately 60 days after the call.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net revenue	$41,385	$26,301	$119,554	$74,958
Cost of goods sold	13,633	7,756	43,468	22,288

Gross profit	27,752	18,545	76,086	52,670
Operating costs:
Sales and marketing	9,575	7,473	29,555	23,128
Research and development	4,787	3,344	13,445	9,943
General and administrative	5,468	5,120	15,917	14,467
Amortization of purchased intangible assets	486	106	1,485	329

Total operating costs	20,316	16,043	60,402	47,867

Operating income	7,436	2,502	15,684	4,803
Interest income, net	164	91	404	225
Other income (expense), net	(359)	457	258	659

Income from continuing operations before income taxes	7,241	3,050	16,346	5,687
Provision for income taxes	1,314	867	3,433	1,535

Net income - continuing operations	$5,927	$2,183	$12,913	$4,152
Income (loss) from discontinued operations	(3,691)	—	(5,557)	—

Net income	$2,236	$2,183	$7,356	$4,152

Basic income (loss) per share:
Continuing operations	$0.16	$0.06	$0.34	$0.11
Discontinued operations	(0.10)	—	(0.14)	—

Total net income per share	$0.06	$0.06	$0.20	$0.11

Diluted income (loss) per share:
Continuing operations	$0.15	$0.06	$0.33	$0.11
Discontinued operations	$(0.09)	—	(0.14)	—

Total net income per share	$0.06	$0.06	$0.19	$0.11

Weighted average common shares outstanding:
Basic	37,539	37,417	37,531	37,411

Diluted	38,606	38,159	38,610	38,216

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$77,494	$85,533
Accounts receivable, net of allowance for doubtful accounts	28,758	21,702
Inventories	16,807	10,710
Prepaid expenses	1,939	1,859
Foreign sales tax receivable	740	2,282
Deferred income taxes	279	369
Assets of discontinued operations	2,616	—
Other current assets	255	199

Total current assets	128,888	122,654
Property and equipment, net	4,565	4,771
Goodwill, net of accumulated amortization	13,556	12,772
Intangible assets, net of accumulated amortization	8,539	1,603
Other assets, net of accumulated amortization	2,049	1,141

Total assets	$157,597	$142,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	3,917	8,857
Deferred revenue	7,982	6,464
Accrued wages and payroll taxes	7,505	4,971
Income taxes payable	2,779	2,109
Liabilities of discontinued operations	1,868
Other accrued expenses	5,616	3,364

Total current liabilities	29,667	25,765
Accrued compensation	1,043	456
Deferred tax liability	357	180
Other long-term liabilities	19	47

Total liabilities	31,086	26,448

Stockholders’ equity :
Common stock	38	38
Additional paid-in capital	70,089	68,428
Accumulated income	54,881	47,524
Accumulated other comprehensive income	1,503	503

Total stockholders’ equity	126,511	116,493

Total liabilities and stockholders’ equity	$157,597	$142,941

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and

Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA - continuing operations	$7,996	$3,573	$18,768	$7,338
Interest income, net	164	91	404	225
Provision for income taxes	(1,277)	(867)	(3,396)	(1,535)
Depreciation and amortization	(956)	(614)	(2,863)	(1,876)

Net income - continuing operations	$5,927	$2,183	$12,913	$4,152

EBITDA is a non-GAAP financial measure within the meaning of applicable U.S. Securities and Exchange Commission rules and regulations. We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, which will be filed as part of our annual report on Form 10-K, provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include, among other things, our expectations regarding the DigiNotar bankruptcy process, the impairment of our investment in DigiNotar, the timeframe in which the impairment costs will be incurred, our ability to recover amounts held in escrow, our ability to offset amounts that may be owed to DigiNotar by other VASCO affiliates against amounts owed to VASCO affiliates by DigiNotar, and our ability to effectively integrate certain intellectual property assets previously used by DigiNotar into our operations, as well as the prospects of, and developments and business strategies for, VASCO and our operations, including the development and marketing of certain new products and the anticipated future growth in certain markets in which we currently market and sell our products or anticipate selling and marketing our products in the future. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. Although VASCO believes that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include, among others, unanticipated costs associated with DigiNotar’s bankruptcy or potential claims that may arise in connection with the hacking incidents at DigiNotar. Additional risks, uncertainties and other factors have been described in greater detail in our Annual Report on Form 10-K for the year ended December 31, 2010 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com